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                                                                     EXHIBIT 5.1

(PRINCIPAL FINANCIAL GROUP LOGO)


December 22, 2005

Principal Life Insurance Company
711 High Street
Des Moines, Iowa  50392

Principal Financial Group, Inc.
711 High Street
Des Moines, Iowa  50392

         Re:     $4,000,000,000 Secured Notes Registration Statement on Form S-3

Ladies and Gentlemen:

         I am Executive Vice President and General Counsel of Principal Life Insurance Company ("Principal Life"). Other attorneys in the Law Department of Principal Life, under my supervision, have reviewed the documents relating to the establishment of a program pursuant to which newly formed common law trusts formed under the laws of the State of New York (each, a "Trust") will issue notes (the "Notes"), with each Trust's Notes to be secured by a funding agreement (in the form filed as an exhibit to the Registration Statement (as defined below), each a "Funding Agreement") to be entered into between Principal Life and the relevant Trust, and a guarantee issued by Principal Financial Group, Inc. ("PFG") which fully and unconditionally guarantees the payment obligations of Principal Life. Principal Life and PFG filed a Registration Statement on Form S-3 (File Nos. 333-129763 and 333-129763-01), on November 17, 2005, as amended by Amendment No. 1 filed on December 22, 2005 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, including a prospectus relating to the Notes (the "Prospectus"), a prospectus supplement relating to secured medium-term notes to be issued by the Trusts (the "Institutional Prospectus Supplement"), a prospectus supplement relating to Principal(R) Life Core Notes(R) to be issued by the Trusts (the "Core Notes(R) Prospectus Supplement") and a prospectus supplement relating to the secured medium-term retail notes to be issued by the Trusts (the "Retail Prospectus Supplement").

         In rendering the opinion expressed below, I have assumed the due authorization, execution and delivery of all Funding Agreements by the parties thereto, other than as to the authorization, execution and delivery by Principal Life.


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         On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth below, I am of the opinion that:

         1. Each Funding Agreement when issued by Principal Life as contemplated by the Registration Statement will constitute a valid and binding obligation of Principal Life enforceable against it in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         I express no opinion herein other than as to the law of the State of Iowa. This opinion is rendered as of the date hereof and I assume no obligation to update or supplement this letter to reflect any circumstances which may hereafter come to my attention with respect to the opinion and statements set forth above, including any changes in applicable law which may hereafter occur.

         I hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the Prospectus forming a part thereof and to the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the Act relating to the Notes. In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Karen E. Shaff

Karen E. Shaff
Executive Vice President and General Counsel



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